Securities & Exchange Commission,
Washington, D.C.

AUTHOR’S CONSENT

I, David J. Busch, P. Geo., of Lot 4, Block 2, Bissett, in the Province of Manitoba, do hereby consent to the use in this registration statement of Blue Hawk Ventures, Inc. on Form 10-SB of my “An Evaluation Of The Little Bear Property, Winnipeg River Plutonic Complex, Manitoba” report dated November 08, 2002, appearing in the Registration Statement. I also consent to the reference to me under the heading “Experts” in such registration statement.

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David J. Busch, P. Geo.
Lot 4, Block 2,
Bissett, Manitoba

November 08, 2002